EXHIBIT 24


                           LIMITED POWER OF ATTORNEY
                          FOR SECTION 16(A) REPORTING

      KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned hereby makes, constitutes and appoints Charles J. Downey III and Christopher M. Mozingo, and each of them, as the true and lawful attorney-in-fact (the "Attorney-in-Fact") of each of the undersigned, with full power of substitution and resubstitution, each with the power to act alone for each of the undersigned and in the name, place and stead of each of the undersigned, in any and all capacities to:

      1. prepare, execute, deliver and file with the United States Securities and Exchange Commission any and all reports (including any amendment thereto) of each of the undersigned entities, Sagard Capital Partners, L.P., Sagard Capital Partners GP, Inc., and Sagard Capital Partners Management Corp., required or considered advisable under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations thereunder, in connection with the equity securities of Innerworkings, Inc. ("INWK"), including Form 3 (Initial Statement of Beneficial Ownership of Securities), Form 4 (Statement of Changes in Beneficial Ownership), and Form 5 (Annual Statement of Changes in Beneficial Ownership); and

      2. seek or obtain, as the representative of each of the undersigned and on behalf of each of the undersigned, information on transactions in INWK's equity securities from any third party, including INWK, brokers, dealers, employee benefit plan administrators and trustees, and each of the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.

      Each of the undersigned acknowledges that:

      1. this Limited Power of Attorney authorizes, but does not require, the Attorney-in-Fact to act at his discretion on information provided to such Attorney-in-Fact orally, in writing or electronically without independent verification of such information;

      2. any documents prepared and/or executed by the Attorney-in-Fact on behalf of each of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such information as the Attorney-in-Fact, in his discretion, deems necessary or desirable;

      3. the Attorney-in-Fact does not assume any liability for the responsibility to comply with the requirements of Section 16 of the Exchange Act of any of the undersigned, any liability of any of the undersigned for any failure to comply with such requirements, or any liability of each of the undersigned for disgorgement of profits under Section 16(b) of the Exchange Act; and

      4. this Limited Power of Attorney does not relieve any of the undersigned from responsibility for compliance with the obligations of any of the undersigned under Section 16 of the Exchange Act, including, without, limitation, the reporting requirements under Section 16(a) of the Exchange Act.

      Each of the undersigned hereby grants to the Attorney-in-Fact full power and authority to do and perform each and every act and thing requisite, necessary or convenient to be done in connection with the foregoing, as fully, to all intents and purposes, as each of the undersigned might or could do in person, hereby ratifying and confirming all that the Attorney-in-Fact, or his substitute or substitutes, shall lawfully do or cause to be done by authority of this Limited Power of Attorney.

      This Limited Power of Attorney shall remain in full force and effect until each of the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the holdings of each of the undersigned and transactions in equity securities of INWK, unless earlier revoked by any of the undersigned in a signed writing delivered to the Attorney-in-Fact.

      This Limited Power of Attorney shall be governed and construed in accordance the laws of the State of Delaware without regard to the laws that might otherwise govern under applicable principles of conflicts of laws thereof.



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                                                                      EXHIBIT 24



      IN WITNESS WHEREOF, each  of the undersigned has caused this Limited Power of Attorney to be executed as of November 13, 2013.


                         SAGARD CAPITAL PARTNERS, L.P.

                         BY:   Sagard Capital Partners GP, Inc., its general
                  partner


                         BY:   /s/ Dan Friedberg
                         Name: Dan Friedberg
                         Title:President


                         SAGARD CAPITAL PARTNERS GP, INC.


                         BY:   /s/ Dan Friedberg
                         Name: Dan Friedberg
                         Title:President


                         SAGARD CAPITAL PARTNERS MANAGEMENT CORP.


                         BY:   /s/ Dan Friedberg
                         Name: Dan Friedberg
                         Title:President



STATE OF CONNECTICUT                       )
                                           )  ss.
COUNTY OF FAIRFIELD                        )



            On November 13th, 2013 before me, Debbie Psychopedas, Notary Public,

personally appeared Dan Friedberg,  proved  to  me  on the basis of satisfactory evidence to be the person whose name is subscribed to  the within instrument and acknowledged  to  me that he executed the same in his authorized  capacity,  and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.


            WITNESS my hand and official seal.



/s/ Debbie Psychopedas
Notary Public



                                           DEBBIE PSYCHOPEDAS

                                           NOTARY PUBLIC

                                           MY COMMISSION EXPIRES NOV. 30, 2013






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